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                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1999, relating to the consolidated financial statements of OpenRoute Networks, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

      We consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /S/ BDO SEIDMAN, LLP



Boston, Massachusetts
February 3, 2000